THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


                           EXCHANGE OF STOCK AGREEMENT


         AGREEMENT made this 24th day of November, 2002, by and between International Surfacing, Inc., a New Jersey corporation ("International") and certain of its stockholders listed on Exhibit A (the "Stockholders").

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         I. EXCHANGE OF SECURITIES. International owns all of the outstanding shares of stock of Harmonica Acquisition Corporation ("Issuer"). Subject to the terms and conditions of this Agreement, International intends to exchange its shares of the Issuer (the "Issuer Shares") to the Stockholders in exchange for the Stockholders' shares of International (the "International Shares"), which constitute all of the outstanding equity securities of International.

         2. REPRESENTATIONS AND WARRANTIES. Issuer and International represent and warrant to Stockholders the following:

                  i. Organization. Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware. All actions taken by the Incorporators, directors and shareholders of Issuer have been valid and in accordance with the laws of the State of Delaware.

                  ii. Capital. The authorized stock of Issuer consists of 50,000,000 shares of common stock, $0.001 par value, of which approximately 30,000,000 shares are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of other snot a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of Issuer are subject to any stock restriction agreements. All of the stockholders of Issuer have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Delaware.

                  iii. Financial Statements. The Issuer's financial statements are to be found on the website of the Securities and Exchange Commission. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Issuer throughout the periods indicated, and fairly present the financial position of Issuer as of the date of the financial statements. At closing, Issuer shall have no assets or liabilities.

                  iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  v. Liabilities. Issuer does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Issuer's financial statements. Issuer is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Issuer or its common stock. There is no dispute of any kind between Issuer and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Issuer will be free from any and all liabilities, liens, claims and/or commitments.

                  vi. Ability to Carry Out Obligations. Issuer has the right, power, and authority to enter into and perform its obligation sunder this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer or its stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Issuer or upon the securities of Issuer to be acquired by Stockholders.

                  vii. Full Disclosure. None of the representations and warranties made by the Issuer, or in any certificate of memorandum furnished or to be furnished by the Issuer, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  vii. Contract and Leases. Issuer is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from Issuer.

                  ix. Compliance with Laws. To the best of its knowledge, Issuer has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation.

                  x. Litigation. Issuer is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceedings, or pending governmental investigation. To the best knowledge of the Issuer and International, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  xii. Conduct of Business. Prior to the closing, Issuer shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  xiii. Title. The Shares exchanged pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the Issuer is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

         3. INVESTMENT INTENT. Stockholders are acquiring the Shares for their own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

         4. CLOSING. The closing of this transaction shall take place at the law offices of Astor, Weiss, Kaplan & Mandel, LLP, The Bellevue, Broad Street at Walnut, Philadelphia, PA 19102.

         5. DOCUMENTS TO BE DELIVERED AT CLOSING.

                  i.       By International

                           (1) Instructions to its Transfer Agent, Liberty
Transfer Company for the transfer of the Issuer Shares to the Stockholders, as listed on Exhibit A hereto.

                  ii.      By Stockholders

                           (1) All of the outstanding International Shares.

         6.       MISCELLANEOUS.

                  i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No Oral Change. This Agreement and any provision hereof, may not be waived, changes, modified, or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the part to whom notice is to be given, or on the third day after mailing if mailed to the part to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed, and by fax, to each parties last known address.


         IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of November, 2002



International Surfacing, Inc.              International Surfacing, Inc.
As owner of the Issuer Shares              As agent for the Stockholders


BY:__________________________               BY:________________________